Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the acquisition (the “Acquisition”) by Twin River Management Group, a Delaware corporation and wholly owned subsidiary of Bally's Corporation, a Delaware corporation (“Bally's” or the “Company”) of all of the outstanding equity securities of each of IOC-Kansas City, Inc. (“IOC-Kansas City”) and Rainbow Casino-Vicksburg Partnership, L.P. (“Rainbow” and, together with IOC-Kansas City, the "Acquired Companies") from Eldorado Resorts, Inc. (“Eldorado”) pursuant to the terms of an Equity Purchase Agreement dated July 10, 2019 by and among Bally's, Eldorado, and various of their affiliates (the “Purchase Agreement”). Eldorado subsequently merged with Caesars Entertainment Corporation and formed Caesars Entertainment Inc. The Acquisition, which closed on July 1, 2020, resulted in Bally's acquiring all of the outstanding equity securities of the Acquired Companies for an aggregate purchase price of $230 million in cash, subject to certain customary post-closing adjustments. The Acquisition is being accounted for as a business combination using the acquisition method with Bally's as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting the purchase price will be allocated to the Acquired Companies’ assets acquired and liabilities assumed based upon their estimated fair values at the date of consummation of the Acquisition. The acquisition was funded with available cash on hand at July 1, 2020 the source of which was from borrowings under the Company's existing debt arrangements.

The following unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2020 and twelve months ended December 31, 2019 (collectively, the “Pro Forma Statements”) have been prepared in accordance with Article 11 of Regulation S-X, as amended by Securities and Exchange Commission (“SEC’) Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses using accounting policies in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information is based on Bally's and the Acquired Companies' historical consolidated financial statements as adjusted to give effect to the Acquisition.

Accounting policies used in the preparation of the Pro Forma Statements are based on the unaudited financial statements of Bally's for the nine months ended September 30, 2020 and the audited consolidated financial statements of Bally's for the year ended December 31, 2019.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that Bally's management believes are reasonable. The notes to the Pro Forma Statements describe how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements. Certain historical Acquired Companies' financial statement caption amounts have been reclassified or combined to conform to Bally's presentation and disclosure requirements.

The Pro Forma Statements should be read in conjunction with the unaudited consolidated financial statements and related notes of Bally's and the Acquired Companies as of and for the nine months ended September 30, 2020 and audited consolidated financial statements and related notes of Bally's and the Acquired Companies as of and for the year ended December 31, 2019.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the consolidated statement of operations of Bally’s for the year ended December 31, 2019 with the Acquired Companies consolidated statement of operations for the year ended December 31, 2019 and gives effect to the Acquisition as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the condensed consolidated statement of operations of Bally’s for the nine months ended September 30, 2020 with the Acquired Companies condensed consolidated statement of operations for the six months ended June 30, 2020 and gives effect to the Acquisition as if it had occurred on January 1, 2019. Bally’s results of operations included the operations of the Acquired Companies as of July 1, 2020 and through September 30, 2020.

The unaudited Pro Forma Statements reflect transaction related adjustments management believes are necessary to present fairly Bally’s pro forma results of operations assuming the Acquisition had been consummated as of January 1, 2019.

The Pro Forma Statements are presented for illustrative purposes only and may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the Pro Forma Statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Bally's and the Acquired Companies.

The Pro Forma Statements include adjustments to record assets and liabilities of the Acquired Companies at their estimated respective fair values based on available information and to give effect to the financing for the Acquisition. The Pro Forma adjustments included herein are subject to change depending on changes in the components of assets and liabilities and as additional analyses are performed. The final allocation of the purchase price for the Acquired Companies will be determined after completion of a thorough analysis to determine the fair value of the Acquired Companies’ tangible and identifiable intangible assets and liabilities as of the date the purchase was completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the Pro Forma Statements may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact the Company’s statement of operations in future periods.

Unaudited Pro Forma Condensed Combined Statement of Income - Nine Months Ended September 30, 2020
(in thousands, except share and per share amounts)

	Bally's	Acquired Companies(1)	Transaction Accounting Adjustments	Note 3	Pro Forma Combined

Revenues	$254,696	$25,130	$—		$279,826
Operating costs and expenses:
Gaming, racing, hotel and food and beverage, retail, entertainment and other	95,295	10,493	—		105,788
Marketing and promotions	—	1,144	(1,144)	(a)	—
Advertising, general and administrative	117,594	9,068	1,144	(a)	127,864
			(456)	(b)
			514	(c)
				(d)
Management fee	—	514	(514)	(c)	—
Acquisition, integration and restructuring	6,984	—		(d)	6,984
Goodwill and asset impairment	8,554	—	—		8,554
Gain on insurance recoveries	(1,036)	—	—		(1,036)
Depreciation and amortization of intangibles	28,054	2,913	2	(e)	30,163
			(806)	(f)
Total operating costs and expenses	255,445	24,132	(1,260)		278,317
(Loss) income from operations	(749)	998	1,260		1,509
Other income (expense):
Interest income	297	—	—		297
Interest expense, net of amounts capitalized	(43,688)	(1,730)	1,730	(g)	(46,235)
			(2,547)	(h)
Total other income (expense)	(43,391)	(1,730)	(817)		(45,938)
(Loss) income before provision for income taxes	(44,140)	(732)	443		(44,429)
(Benefit) provision for income taxes	(18,430)	322	(442)	(i)	(18,550)
Net (loss) income	$(25,710)	$(1,054)	$885		$(25,879)

Net loss per common share:
Basic	$(0.83)				$(0.84)
Diluted	$(0.83)				$(0.84)
Weighted average common shares outstanding:
Basic	30,825				30,825
Diluted	30,825				30,825

(1) Amounts reflected represent activity from January 1, 2020 through June 30, 2020. Activity from July 1, 2020 through September 30, 2020 are included within Bally's results as the Acquired Companies were acquired on July 1, 2020.

Unaudited Pro Forma Condensed Combined Statement of Income - Year Ended December 31, 2019
(in thousands, except share and per share amounts)

	Bally's	Acquired Companies	Transaction Accounting Adjustments	Note 3	Pro Forma Combined

Revenues	$523,577	$83,815	$—		$607,392
Operating costs and expenses:
Gaming, racing, hotel, food and beverage, retail, entertainment and other	185,172	32,504	—		217,676
Marketing and promotions	—	3,594	(3,594)	(a)	—
Advertising, general and administrative	180,400	23,343	3,615	(a)	208,220
			(912)	(b)
			1,774	(c)
				(d)
Management fee	—	1,774	(1,774)	(c)	—
Acquisition, integration and restructuring	12,168	—		(d)	12,168
Gain on insurance recoveries	(1,181)	—	—		(1,181)
Loss on disposal of property and equipment	—	21	(21)	(a)	—
Depreciation and amortization of intangibles	32,392	6,534	56	(e)	36,615
			(2,367)	(f)
Total operating costs and expenses	408,951	67,770	(3,223)		473,498
Income from operations	114,626	16,045	3,223		133,894
Other income (expense):
Interest income	1,904	—	—		1,904
Interest expense, net of amounts capitalized	(39,830)	(5,220)	5,220	(g)	(52,158)
			(12,328)	(h)
Loss on extinguishment and modification of debt	(1,703)	—	—		(1,703)
Other income	183	—	—		183
Total other income (expense)	(39,446)	(5,220)	(7,108)		(51,774)
Income before provision for income taxes	75,180	10,825	(3,885)		82,120
Provision for income taxes	20,050	3,024	(1,173)	(i)	21,901
Net income	$55,130	$7,801	$(2,712)		$60,219

Net income per common share:
Basic	$1.46				$1.60
Diluted	$1.46				$1.59
Weighted average common shares outstanding:
Basic	37,705				37,705
Diluted	37,820				37,820

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of Transaction and Basis of Presentation

    The unaudited pro forma condensed combined financial information was prepared in accordance with GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical financial information of Bally's and the Acquired Companies.

Basis of Presentation

The pro forma financial information has been prepared by Bally’s in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The pro forma financial information is not necessarily indicative of what Bally’s consolidated statements of operations or consolidated balance sheet would have been had the Acquisition been completed as of the dates indicated or will be for any future periods. The pro forma financial statements do not purport to project the future financial position or results of operations of Bally’s following the Acquisition. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly Bally’s pro forma results of operations assuming the Acquisition had been consummated as of January 1, 2019. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Bally’s financial condition and results of operations as a result of the closing of the Acquisition.

    Bally's has concluded that the transaction represents a business combination pursuant to ASC 805. Bally's has completed a preliminary external valuation analysis of the fair market value of the Acquired Companies' assets acquired and liabilities assumed. Using the total consideration for the transaction of $230 million, Bally's has preliminarily allocated the purchase price to such assets and liabilities as of the acquisition date. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the Pro Forma Statements. The final purchase price allocation will be determined when Bally's has completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation. The final purchase price allocation may include changes in allocations to intangible assets or goodwill based on the results of certain valuations and other studies that have yet to be completed and other changes to assets and liabilities.

Items Not Adjusted in the Unaudited Pro Forma Condensed Combined Financial Information

    Bally's anticipates that the Acquisition will result in increased revenue and operating income as a result of reinvestment in the properties and increased marketing spend. The Company expects to invest approximately $40 million of capital to reposition the IOC- Kansas City's property, in addition to increasing marketing spend to recapture market share at the Acquired Companies. No assurance can be made that Bally's will be able to achieve these revenue and operating income increases, will spend the estimated capital or when any amounts would be realized/incurred, and no such amounts have been reflected in the Pro Forma Statements.

Note 2 — Preliminary Purchase Price Allocation

    The Acquisition, which closed on July 1, 2020, resulted in Bally's acquiring all of the outstanding equity securities of the Acquired Companies for an aggregate purchase price of $230 million in cash, subject to certain customary post-closing adjustments. In connection with the consummation of the Acquisition, the Company acquired the operations and real estate of the Acquired Companies.

    Bally's has performed a preliminary valuation analysis of the fair market value of the Acquired Companies' assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Preliminary as of July 1, 2020
Cash	$4,362
Accounts receivable	582
Inventory	164
Prepaid expenses and other assets	686
Property and equipment	60,865
Right of use asset	10,315
Intangibles	138,160
Other assets	117
Goodwill	53,896
Accounts payable	(614)
Accrued and other current liabilities	(3,912)
Lease obligations	(34,452)
Other long-term liabilities	(306)
Total purchase price	$229,863

    Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of the Acquired Companies based on their estimated fair values as of the Acquisition closing date.

Note 3 — Pro forma adjustments

    The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a) Represents the reclassification of balances included in Marketing and promotions, Loss on disposal of property and equipment and Gaming expenses that Bally's includes in Advertising, general and administrative expenses.

(b) Represents the lease expense adjustment related to the change in fair value of the right of use asset and lease liability for the Port City lease in place in Kansas City.

(c) Represents the reclassification to Advertising general and administrative expenses of management fees paid to Eldorado by the acquired companies of $0.5 million and $1.7 million for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively, which are not expected to recur. Also included within Advertising, general and administrative expenses for the Acquired Companies are corporate allocations of $1.2 million and $2.2 million for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively which are not expected to recur.

(d) Included in Advertising, general and administrative expenses for the Acquired Companies were transaction costs of $0.2 million and $0.9 million for the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively. Included in Acquisition, integration and restructuring expenses for Bally's were transaction costs of $0.9 million and $1.3 million during the nine months ended September 30, 2020 and the year ended December 31, 2019, respectively. These transaction costs are not expected to recur.

(e) Represents the amortization of intangible assets related to the acquisition of the Acquired Companies over a three- to ten-year period as if the acquisition occurred on January 1, 2019. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated or management’s view based on historical experience with similar assets.

(f) Represents the depreciation adjustment of acquired “property and equipment” resulting from the fair value adjustment of these assets relating to the Acquisition. Bally's estimated that the fair value of property and equipment was less than the Acquired Companies’ book value by $8.0 million. Therefore, depreciation expense would decrease by $0.8 million and for the nine months ended September 30, 2020 and $2.4 million for the year ended December 31, 2019 using the straight-line method of depreciation. The estimated remaining useful lives of acquired property and equipment range from 2 years to 40 years.

(g) Represents the reversal of interest expense on the intercompany loan on the books of the Acquired Companies during the nine months ended September 30, 2020 and the years ended December 31, 2019.

(h) Represents interest expense for borrowings that would have been needed to finance the $230 million purchase price on the books of Bally's had the transaction closed on January 1, 2019. The adjustment to record interest expense assumes the additional debt was obtained on January 1, 2019 and was outstanding for the entire year in 2019 and the first three months of 2020 at which point the Company had financing in place to pay cash for the Acquired Companies. The interest rate assumed for purposes of preparing this pro forma financial information is 5.36% for the entire year ended December 31, 2019 and 4.43% for the three months ended March 31, 2020. This rate represents the Company's effective borrowing rate on its existing debt for each respective period. A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $0.1 million and $0.3 million for the nine months ended September 30, 2020 and year ended December 31, 2019, respectively.

(i) Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rates of 41.8% nine months ended September 30, 2020 and 26.7% for the year ended December 31, 2019.